SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          February 10, 1997
                                                          -----------------


                          WINSTAR COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     1-10726                  13-3585278
(State or Other Jurisdiction       (Commission               (IRS Employer
    of Incorporation)               File Number)           Identification No.)




230 Park Avenue, New York, New York                                  10169
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code    (212) 687-7577



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





                              Exhibit Index -- Page 5

                                 Page 1 of Pages






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Item 5.           Other Events.

         On February 6, 1997, WinStar Communications, Inc. and its wholly owned subsidiary WinStar Credit Corp. ("WCC" and, together with WinStar Communications, Inc., the "Company") entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with certain purchasers, pursuant to which the Company agreed to sell to such purchasers an aggregate of 4,000,000 shares of the Company's 6% Series A Cumulative Convertible Preferred Stock ("Preferred Shares") and warrants to purchase 1,600,000 shares of the Company's common stock ("Warrants" and, together with the Preferred Shares, the "Securities") for an aggregate purchase price of $100 million. The sale of the Securities was consummated on February 11, 1997. The sale of the Securities was conducted as an institutional private placement ("Preferred Stock Placement") through Credit Suisse First Boston Corporation, which acted as placement agent and received fees equal to 4% of the aggregate purchase price of the Securities for acting in this capacity. The principal purpose of the Preferred Stock Placement was to raise proceeds to fund the expansion of the Company's telecommunications and other operations.

         Each Preferred Share has a stated value of $25 ("Stated Value") and entitles the holder thereof to receive from the Company dividends at a rate per annum equal to 6% of the Stated Value. Dividends accrue and are cumulative from the date of issuance and are payable in arrears quarterly as of March 31, June 30, September 30 and December 31 of each year to the record holders of the Preferred Shares as of March 15, June 15, September 15 and December 15, respectively, of each year. The Company may pay such dividends in either cash or through the issuance of additional Preferred Shares, at its election.

         The Preferred Shares are convertible into shares of Common Stock commencing August 11, 1997 by dividing the aggregate Stated Value of the Preferred Shares being converted by the "Conversion Price;" provided, however, that from August 11, 1997 through November 10, 1997, only 50% of the Preferred Shares may be converted. Subject to certain adjustments, the "Conversion Price" will be: (i) with respect to any conversion of Preferred Shares occurring prior to February 11, 1998, the lesser of (x) $25 and (y) the average of the closing bid prices for the Company's common stock for the 20 consecutive trading days immediately preceding the date of conversion, and (ii) with respect to any conversion of Preferred Shares occurring on or after February 11, 1998, the lesser of (x) $25 and (y) the average of the closing bid prices for the 20 consecutive trading days immediately preceding February 11, 1998. Notwithstanding the foregoing, if a holder of Preferred Stock requests conversion at a time when the Conversion Price is less than $15.00, then the Company may (subject to certain notice requirements), in lieu of converting such shares of Preferred Stock into shares of Common Stock, pay such holder in cash, an amount equal to 110% of the Liquidation Preference (as defined below), for each share of Preferred Stock requested to be converted. On February 11, 2002 ("Mandatory Conversion Date"), any Preferred Shares still outstanding shall be automatically converted into shares of the Company's common stock, unless the Company deermines to pay cash therefor, in an amount equal to the Stated Value thereof, plus all accrued and unpaid dividends thereon (the "Liquidation Preference"). Unless paid for in cash, such mandatory conversion will be effected by delivery of shares of Common Stock to the holders of Preferred Stock having a value, based upon the closing bid prices for the Common Stock for the 20 consecutive trading days ending one trading day prior to such conversion date, equal to the Liquidation Preference.

         The Warrants entitle the holders thereof to purchase an aggregate of 1,600,000 shares of the Company's common stock for $25 per share at any time commencing February 11, 1998 and ending February 11, 2002. The Company may accelerate the expiration date at any time after February 11, 2000 if the Company's Common Stock trades at $40 or more for a period of 20 consecutive days.






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         The Company and the purchasers also entered into a Registration  Rights
Agreement, dated February 6, 1997, pursuant to which the Company is obligated to file a registration statement under the Securities Act of 1933, as amended (the "Act"), registering the (i) resale of the Preferred Shares and Warrants and (ii) the issuance by the Company of the shares of Common Stock upon exercise of the Warrants, and to have such registration statement declared effective by the Securities and Exchange Commission ("SEC") on or prior to August 15, 1997. If such registration statement is not declared effective by the SEC by August 15, 1997, the dividend rate of the Preferred Shares shall increase to 6.5% per annum
until  the  default   under  the   Registration   Rights   Agreement  is  cured.
Additionally, under the Registration Rights Agreement, at any time after May 11, 1997, each holder of the Preferred Shares may demand that the Company file and have declared effective within 90 days of such demand a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares by the holders thereof; provided that the Company will not be required to file more than two such registration statements. If any such latter registration statement is not declared effective by the SEC within the applicable 90-day period, the Company will be required to pay to the holders of the Preferred Stock who gave the demand an amount equal to 2% of the Liquidation Preference of their Preferred Shares for each month until the default under the Registration Rights Agreement is cured. Such penalty is payable in cash or additional shares of Preferred Stock, at the Company's election.

         On February 10, 1997, the Company issued a press release announcing the execution of the Securities Purchase Agreement and the transactions contemplated thereby. A copy of such press is annexed hereto as an exhibit.





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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 14, 1997                         WINSTAR COMMUNICATIONS, INC.
                                                       (Registrant)


                                                 By:  /s/ Timothy R. Graham
                                                    --------------------------
                                                        Timothy R. Graham
                                                     Executive Vice President




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                                  EXHIBIT INDEX


Exhibit Number           Description

       2.7               Securities Purchase Agreement

       3.6               Certificate of Elimination of Series A,B,C,D,E
                         Preferred Stock

       3.7 Certificate of Designations, Rights and Preferences of 6% Series A Cumulative Convertible Preferred Stock

       4.9               Form of Series A Preferred Stock Certificate

      4.10               Form of Warrant

     10.85               Registration Rights Agreement




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